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                                                       Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           LIUSKI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                                  ------------


          Delaware                                               11-3065217
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               6585 Crescent Drive
                             Norcross, Georgia 30071
                                 (770) 447-9454
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           LIUSKI INTERNATIONAL, INC.
                             1991 STOCK OPTION PLAN
                              (Full Title of Plan)
                              --------------------

                                  Hsing Yen Liu
                           Liuski International, Inc.
                               6585 Crescent Drive
                             Norcross, Georgia 30071
                                 (770) 447-9454
           (name and address, including zip code and telephone number, including area code of agent for service)
                                  ------------
                                   Copies to:

                            Joseph L. Cannella, Esq.
                       Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000
                                   -----------

                         CALCULATION OF REGISTRATION FEE


                                        Proposed       Proposed
                                        Maximum        Maximum
Title of Each                           Offering       Aggregate      Amount of
Class of Securities      Amount to be   Price Per      Offering       Registra-
to be Registered         Registered     Share          Price          tion Fee
- -------------------      -------------  ---------      ---------      --------
Common Stock, $0.01
par value ..........      150,000        $4.39 (1)      $658,500 (1)   $227
- -----------------------
(1) As of the date hereof, options to purchase 25,450 shares of the 150,000 shares of the Common Stock being registered hereby had been granted pursuant to the 1991 Stock Option Plan (the "Plan") at the exercise price of no greater than $4.75 per share. The registration fee for the 25,450 shares is based upon the $4.75 exercise price. The registration fee for the balance of the 150,000 shares of Common Stock which are issuable upon exercise of options which may be granted pursuant to the Plan is based upon the average of the high and low sales prices for the Common Stock of $4.3125 on May 17, 1996, as prescribed by Rule 457(c).


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                                     PART II


Item 3.  Incorporation of Documents by Reference.

          The following documents, which have been filed by Liuski International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

          1. Registration Statement No. 33-5776 on Form S-8, relating to the Plan, filed with the Commission on January 29, 1993.

          2. Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          3.        Quarterly  Report on Form 10-Q for the  quarter  ended March
                    31, 1996.

          4. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

          The Registrant will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Mark Rafuse, Vice President Finance, Chief Financial Officer, Liuski International, Inc. 6585 Crescent Drive, Norcross, Georgia 30071 (Tel. No. 770-447-9454).

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Item 4.  Exhibits.


Incorporated
by Reference        Exhibit
  to Exhibit         Nos.         Description of Exhibit
  ----------         ----         ----------------------

     (1)             4.1      Liuski International, Inc. 1991 Stock Option Plan


     (2)*            4.2      Amendment to Liuski International, Inc. 1991 Stock
                              Option Plan (Minutes of Board of Directors and
                              Minutes of Annual Meeting of Stockholders)


     *               5        Opinion of Fischbein Badillo Wagner Harding


     *              23.1      Consent of BDO Seidman, LLP


     *              23.2      Consent of Fischbein Badillo Wagner Harding
                              (included in Exhibit 5)

- -----------------------------------------

*    Filed herewith.

(1) Incorporated by Reference to the Company's Registration Statement on Form S-1 (File No. 33-41297).

(2) On July 7, 1993, the Board of Directors of Liuski International, Inc. amended the 1991 Stock Option Plan increasing the number of shares of the Company's Common Stock that may be granted thereunder from 300,000 to 450,000 shares. This amendment was approved and adopted by the shareholders of Liuski International, Inc. at the Company's annual meeting on August 26, 1993.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 21st day of May, 1996.

                                                      LIUSKI INTERNATIONAL, INC.


                                                      By:/s/Hsing Yen Liu
                                                     ---------------------------
                                                               Hsing Yen Liu

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                Title                                   Date
- ---------                -----                                   ----


/s/ Hsing Yen Liu        Chairman of the Board of Directors,     May 21, 1996
- ----------------------   Chief Executive Officer and Director
Hsing Yen Liu            (Principal Executive Officer)


/s/ Mark Rafuse          Vice President - Finance and Chief      May 21, 1996
- ----------------------   Financial Officer (Principal
Mark Rafuse              Financial and Accounting Officer)
                         and Director


/s/Manuel C. Tan         President, Chief Operating Officer,     May 21, 1996
- -----------------------  and Director
Manuel C. Tan


- -----------------------  Director
Edwin J. Feinberg


/s/Paul J. Konigsberg                                            May 21, 1996
- -----------------------
Paul J. Konigsberg       Director


- -----------------------  Director
Kenny Liu


- -----------------------  Director
Eric R. Bashford

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                                  EXHIBIT INDEX



Exhibit No.             Description of Exhibit                       Page No.
- -----------             ----------------------                       --------

   4.2              Amendment to Liuski International, Inc.
                    1991 Stock Option Plan (Minutes of
                    Board of Directors and Minutes of
                    Annual Meeting of Stockholders)

   5                Opinion of Fischbein Badillo Wagner Harding

  23.1              Consent of BDO Seidman, LLP

  23.2              Consent of Fischbein Badillo Wagner Harding
                    (included in Exhibit 5)

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